EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 226 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Mutual Funds  Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended January 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 29, 2014

Appendix A

Report Date

Funds

March 17, 2014

Parametric Global Small-Cap Fund

March 18, 2014

Parametric Emerging Markets Fund (formerly, Eaton Vance Parametric Structured Emerging Markets Fund)

March 18, 2014

Parametric International Equity Fund (formerly, Eaton Vance Parametric Structured International Equity Fund)